Execution Copy

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 19, 2009, by and among China Agritech, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company in the amount set forth beside each Purchaser’s name on Schedule 2.1, as more fully described in this Agreement, in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act (“Regulation D”) and Rule 903 of Regulation S as promulgated by the Commission under the Securities Act (“Regulation S”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1.           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Additional Shares” shall have the meaning ascribed to such term in Section 2.4(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Audited 2009 Financials” shall have the meaning ascribed to such term in Section 2.3(b).

“Beneficial Ownership Limitation” shall have the meaning ascribed to such term in Section 2.4(d).

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Chosen Court” shall have the meaning ascribed to such term in Section 5.9.

“Closing” means the closing of the purchase and sale of the Shares and the Warrants pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (a) the Purchasers’ obligations to pay the Subscription Amount and (b) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Company Counsel” means Loeb & Loeb LLP, with offices located at 345 Park Avenue, New York, New York 10154.

“Continuous Disclosure Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“DGCL” shall have the meaning ascribed to such term in Section 3.1(e).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(jj).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hazardous Substances” shall have the meaning ascribed to such term in Section 3.1(jj).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Knowledge of the Company” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company after due inquiry.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(dd).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, Macau Special Administrative Region and the island of Taiwan.

“PRC Subsidiaries” shall have the meaning ascribed to such term in Section 3.1(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” and “Purchasers” shall have the meanings ascribed to such terms in the Preamble to this Agreement.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the Purchasers, in substantially the form of Exhibit A attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Regulation D” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Regulation S” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Common Stock).

“Shares” means the Common Stock issued or issuable to each Purchaser pursuant to Section 2.1 and Section 2.4 of this Agreement.

“Stockholder Approval” shall have the meaning ascribed to such term in Section 3.1(e).

“Subscription Amount” means, as to each Purchaser, the aggregate amount in United States dollars to be paid in immediately available funds for Shares and Warrants purchased hereunder as specified beside such Purchaser’s name on Schedule 2.1 hereto.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“TS” means Troutman Sanders LLP, with offices located at The Troutman Sanders Building, 1001 Haxall Point, Richmond, Virginia 23219.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market or (ii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink OTC Markets, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, the Voting Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Voting Agreement” shall mean the Voting Agreement, dated as of the Closing Date, by and among the Company, the Purchasers and the other parties named therein, in substantially the form of Exhibit B attached hereto.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock is then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants, in substantially the form of Exhibit C attached hereto, delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be first exercisable six months after the Closing Date and shall be exercisable for two years thereafter.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Wire Transfer Instructions” shall have the meaning ascribed to such term in Section 2.1.

ARTICLE II
PURCHASE AND SALE

2.1.           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall sell, and each Purchaser shall purchase, (a) the number of Shares set forth beside such Purchaser’s name in Column 2 of Schedule 2.1(a) hereto and (b) a Warrant to purchase such number of Warrant Shares, subject to adjustment as provided in the Warrant, set forth beside such Purchaser’s name in Column 3 of Schedule 2.1(a) hereto.  Each Purchaser shall deliver to the Company, via wire transfer of immediately available funds to such account designated by the Company in accordance with the wire transfer instructions set forth on Schedule 2.1(b) (the “Wire Transfer Instructions”), the Subscription Amount of such Purchaser and the Company shall deliver to each Purchaser its respective Shares and a Warrant, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of TS, or such other location as the parties shall mutually agree.

2.2.           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           the legal opinion of Company Counsel, dated as of the Closing Date and in substantially the form of Exhibit D attached hereto, executed by Company Counsel and addressed to the Purchasers;

(ii)          one or more stock certificates evidencing the number of Shares set forth in Column 2 of Schedule 2.1 beside such Purchaser’s name, registered in the name of such Purchaser;

(iii)         a Warrant to purchase such number of Warrant Shares, subject to adjustment as provided in the Warrant, set forth beside such Purchaser’s name in Column 3 of Schedule 2.1 hereto;

(iv)         the Registration Rights Agreement, duly executed by the Company;

(v)          the Voting Agreement, duly executed by each of the parties thereto (other than the Purchasers);

(vi)         a good standing certificate for the Company, issued by a duly authorized person within the office of the Secretary of State (or comparable office) of the state of incorporation, as of a date within five days prior to the Closing Date;

(vii)        a certificate, substantially in the form attached hereto as Exhibit E, executed by the Secretary of the Company and dated as of the Closing Date, certifying as to (A) the resolutions of the Company’s Board of Directors authorizing and approving the transactions contemplated by the Transaction Documents, including the issuance of the Shares and Warrants, (B) the certificate of incorporation of the Company, as in effect as of the Closing Date, (C) the Bylaws, as in effect as of the Closing Date and (D) as to signatures and authority of the persons signing the Transaction Documents and related documents on behalf of the Company; and

(viii)      a certificate, substantially in the form attached hereto as Exhibit F, executed by a duly authorized officer of the Company, dated as of the Closing Date, certifying that the conditions precedent set forth in Section 2.3(b)(i), Section 2.3(b)(ii) and Section 2.3(b)(iv) are satisfied as of the Closing Date.

(b)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           such Purchaser’s Subscription Amount by wire transfer of immediately available funds in accordance with the Wire Transfer Instructions; and

(ii)          the Registration Rights Agreement, duly executed by such Purchaser; and

(iii)         the Voting Agreement, duly executed by such Purchaser; and

(iv)        a certificate, substantially in the form attached hereto as Exhibit G, executed by a duly authorized officer of the Purchaser, dated as of the Closing Date, certifying that the conditions precedent set forth in Section 2.3(a)(i) and Section 2.3(a)(ii) are satisfied as of the Closing Date.

2.3.           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the representations and warranties of each Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

(ii)         all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)         each Purchaser shall have delivered each of the items set forth in Section 2.2(b) of this Agreement that are required to be delivered by such Purchaser on or prior to the Closing Date; and

(iv)         there must not have been commenced or threatened any Proceeding or Action (A) involving any challenge to, or seeking damages or other relief in connection with, the transactions contemplated by the Transaction Documents or (B) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the transactions contemplated by the Transaction Documents.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the Company shall have delivered each of the items set forth in Section 2.2(a) of this Agreement required to be delivered by the Company on or prior to the Closing Date;

(iv)        there shall have been no Material Adverse Effect with respect to the Company and its Subsidiaries since the date hereof;

(v)         from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares and the Warrants at the Closing;

(vi)         there must not have been commenced or threatened any Proceeding or Action (A) involving any challenge to, or seeking damages or other relief in connection with, the transactions contemplated by the Transaction Documents or (B) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the transactions contemplated by the Transaction Documents.

2.4.           Additional Issuance of Shares.

(a)           If the audited, consolidated financial statements (the “Audited 2009 Financials”) of the Company and its Subsidiaries filed in 2010 by the Company with the Commission as part of the Company’s Annual Report on Form 10-K reflects Net Income of less than US$11,500,000, then the Company, within ten days after the date of such filing and without any further action or payment on the part of the Purchasers, shall issue to each Purchaser, in a transaction that does not require registration under the Securities Act, a stock certificate representing such number of duly authorized, validly issued, fully-paid and non-assessable Shares calculated as follows; provided, however that in no event shall the Company issue in excess of 3,500,000 Shares in the aggregate under this Section 2.4:

X = (((P*O) – S) / (1-P)) * Z

Where:

X =	the number of Shares to be issued to the Purchasers in accordance with this Section 2.4
P =	(aggregate Subscription Amount of the Purchasers) / (Net Income * 7.9)
O =	Number of shares of Common Stock outstanding immediately after the issuance of the Shares to be issued pursuant to Section 2.1
S =	Shares issued to the Purchasers pursuant to Section 2.1
Z =	(Number of Shares issued to such Purchaser pursuant to Section 2.1) / S

(b)           For purposes of this Section 2.4, “Net Income” means the consolidated net income of the Company and its Subsidiaries for the calendar year ending December 31, 2009 as reported in the Audited 2009 Financials, excluding any income attributable to non-recurring, extraordinary transactions, including acquisitions and divestitures engaged in by the Company and its Subsidiaries, but increased by (i) any non-cash charges incurred as a result of the transactions contemplated hereunder and by the other Transaction Documents, including without limitation, the issuance of the Warrants and any Warrant Shares issued thereunder, and any issuance of Shares pursuant to this Section 2.4 and (ii) reasonable expenses incurred in connection with any bona fide public offering of the Company’s securities.

(c)           The Company shall use its best efforts to ensure that each and every representation and warranty in Section 3.1 of this Agreement is true and correct on and as of the date of issuance of any Shares pursuant to this Section 2.4 with the same force and effect as though made on and as of such date.  In connection with the issuance of any Shares pursuant to this Section 2.4, the Company shall deliver to the Purchasers an opinion of Company Counsel, dated as of such issuance date and in form and substance satisfactory to the Purchasers, that the Shares issued pursuant to this Section 2.4 have been duly authorized and such Shares will be validly issued, fully paid and nonassessable prior to or on such issuance date.

(d)           The Company shall not issue any Shares pursuant to Section 2.4(a) or any Warrant Shares pursuant to the Warrants (together, “Additional Shares”), and the Purchasers shall not have the right to be issued any Additional Shares pursuant to Section 2.4(a) or to exercise any portion of the Warrants, to the extent that after giving effect to such issuance under Section 2.4(a) or the Warrants, the Purchasers (together with the Purchasers’ Affiliates, and any other Person acting as a group together with such Purchasers or any of the Purchasers’ Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchasers and their Affiliates (together with any other Person acting as a group together with the Purchasers or any of the Purchasers’ Affiliates) shall include the number of shares of Common Stock issuable in accordance with Section 2.4(a) and issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of the Warrants beneficially owned by the Purchasers or any of their Affiliates (together with any other Person acting as a group together with the Purchasers or any of the Purchasers’ Affiliates) and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) beneficially owned by the Purchasers or any of their Affiliates (together with any other Person acting as a group together with the Purchasers or any of the Purchasers’ Affiliates) that are subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2.4(d).  Except as set forth in the preceding sentence, for purposes of this Section 2.4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 2.4(d) applies or the similar limitation contained in the Warrants applies, the determination of whether any Additional Shares are issuable pursuant to Section 2.4(a) or whether the Warrants are exercisable for Additional Shares (in relation to other securities owned by the Purchasers together with any Affiliates and any other Person acting as a group together with the Purchasers or any of the Purchasers’ Affiliates) and of which portion of the Additional Shares issuable pursuant to Section 2.4(a) or upon exercise of the Warrants, shall be mutually determined and agreed upon by the Purchasers and the Company.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of Common Stock outstanding immediately prior to giving effect to the issuance of the Shares pursuant to Section 2.4(a).  The parties agree that the number of shares of Common Stock outstanding as of the date hereof is 7,048,063.  The Beneficial Ownership Limitation provisions of this Section 2.4(d) and the similar provision in the Warrants shall no longer apply and there shall be no such restrictions with respect to the issuance of Additional Shares upon the Company satisfying in full the provisions of Regulation 14C with respect to the Stockholder Approval.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1.           Representations and Warranties of the Company.  Matters disclosed with respect to one Disclosure Schedule shall be deemed disclosed on another section of the Disclosure Schedule if the relevance of such matter to such other section is appropriately cross-referenced or is evident from the context of such disclosure. Except as set forth in the Disclosure Schedules  which Disclosure Schedules shall be deemed a part hereof and which shall qualify any representation or warranty set forth in this Article III , the Company hereby represents and warrants to each Purchaser as follows:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the issued and outstanding capital shares or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding capital shares of each Subsidiary have been duly authorized, are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  With respect to Beijing Agritech Fertilizer Ltd., Pacific Dragon Fertilizers Co. Ltd., Anhui Agritech Development Co. Ltd. and Xingjiang Agritech Agricultural Materials Co. Ltd. (the “PRC Subsidiaries”), China Tailong Holdings Company Limited and CAI Investment Inc:

(i)           the registered capital of Beijing Agritech Fertilizer Ltd. is US$20,000,000, of which $11,999,900 is paid up.  CAI Investment Inc. legally and beneficially owns 100% of the equity interest in Beijing Agritech Fertilizer Ltd. There are no outstanding rights or commitments made by CAI Investment Inc. to sell any of its equity interest in Beijing Agritech Fertilizer Ltd;

(ii)          the registered capital of Anhui Agritech Development Co., Ltd. is US$1,500,000, all of which has been fully paid up.  The Company legally and beneficially owns 100% of the equity interest in Anhui Agritech Development Co., Ltd.  There are no outstanding rights or commitments made by the Company to sell any of its equity interest in Anhui Agritech Development Co., Ltd;

(iii)         the registered capital of Pacific Dragon Fertilizers Co., Ltd. is US$500,000, all of which has been fully paid up.  China Tailong Holdings Company Limited legally and beneficially owns 100% of the equity interest in Pacific Dragon Fertilizers Co., Ltd.  There are no outstanding rights or commitments made by China Tailong Holdings Company Limited to sell any of its equity interest in Pacific Dragon Fertilizers Co., Ltd;

(iv)         the registered capital of Xingjiang Agritech Agricultural Materials Co. Ltd. is RMB2,000,000, of which RMB400,000 has been paid up.  Beijing Agritech Fertilizer Ltd. legally and beneficially owns 75% of the equity interest in Xingjiang Agritech Agricultural Materials Co. Ltd., and Anhui Agritech Development Co., Ltd. legally and beneficially owns 25% of the equity interest in Xingjiang Agritech Agricultural Materials Co. Ltd.  There are no outstanding rights or commitments made by Beijing Agritech Fertilizer Ltd. or Anhui Agritech Development Co., Ltd. to sell any of its equity interest in Xingjiang Agritech Agricultural Materials Co. Ltd;

(v)         each PRC Subsidiary has been conducting and will conduct its business activities within the permitted scope of business set forth in its business license and is otherwise operating its business in full compliance with all relevant legal requirements and with all requisite licenses, permits and approvals granted by competent governmental authority;

(vi)         none of the PRC Subsidiaries is in receipt of any notice from any relevant authority notifying such PRC Subsidiary of any actual or threatened revocation of any permits or licenses issued to it; and

(vii)        all filings and registrations with governmental authorities required in respect of the PRC Subsidiaries and their operations, including, but not limited to, registrations with the Ministry of Commerce of the PRC or its relevant sub-branch, the PRC State Administration for Industry and Commerce or its relevant sub-branch, the PRC State Administration of Foreign Exchange or its relevant sub-branch, tax authorities, customs and other authorities, have been duly completed in accordance with the relevant rules and regulations.

(b)           Organization and Qualification.  Except as set forth on Schedule 3.1(b), Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business in all material respects as is currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Except as set forth on Schedule 3.1(b), each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the operations, results of operations, assets, properties, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general equitable principles and laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or, to the Knowledge of the Company, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including foreign, federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)           Filings, Consents and Approvals.  None of the Company or any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by it of the Transaction Documents to which it is a party, other than (i) filings required pursuant to Section 4.3 of this Agreement, (ii) the filing with the Commission of a Registration Statement pursuant to the Registration Rights Agreement, (iii) application to each applicable Trading Market for the listing or quoting of the Securities for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state and foreign securities laws and (v) the Stockholder Approval (collectively, the “Required Approvals”).  This Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby have been authorized and approved by the board of directors of the Company and by the stockholders of the Company, acting by non-unanimous written consent of the stockholders of the Company holding a majority of the shares of the Company’s outstanding Common Stock (the “Stockholder Approval”), in each case, in accordance with the Company’s certificate of incorporation and bylaws and the General Corporation Law of the State of Delaware (the “DGCL”), and in the case of the Stockholder Approval, in satisfaction of Nasdaq Marketplace Rule 5635.

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the applicable Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital shares the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.1(g), the Company has not issued any capital shares since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth on Schedule 3.1(g) and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or any equity of any Subsidiary of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Stock or Common Stock Equivalents or equity in any Subsidiary other than options with respect to options granted to employees, consultants, officers and directors of the Company to purchase Common Stock of the Company.  The issuance and sale of the Securities will not obligate the Company to issue Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding capital shares of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth in Section 3.1(e) above, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital shares to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(h)           Continuous Disclosure Reports: Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Continuous Disclosure Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such Continuous Disclosure Reports prior to the expiration of any such extension except as disclosed in Schedule 3.1(h).  As of their respective dates, the Continuous Disclosure Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, except as disclosed in Schedule 3.1(h) and none of the Continuous Disclosure Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Continuous Disclosure Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes; Undisclosed Events, Liabilities or Developments.  Since December 31, 2008, except as specifically disclosed in a subsequent Continuous Disclosure Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company and its Subsidiaries have not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any capital shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company or any Subsidiary thereof under applicable foreign, federal or state securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges or could reasonably be expected to affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect except as disclosed in Schedule 3.1(j) or in the Continuous Disclosure Reports.  Neither the Company nor any Subsidiary, nor to the Knowledge of the Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under foreign, federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary thereof or any current or former director or officer of the Company or any Subsidiary thereof.  The Commission has not issued any stop order or other order suspending the effectiveness of any document or registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations; Employee Benefits.  No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company or its Subsidiaries.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer of the Company or any Subsidiary, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, welfare funds, social benefits, medical benefits, insurance, retirement benefits and pensions, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Other than statutory social insurance plans operated under the applicable laws of the PRC, none of the PRC Subsidiaries provides or is required to provide any retirement, social insurance, life insurance, medical, dental or other welfare benefits provided on ill-health, injury, death disability or on termination of employment (whether voluntary or involuntary) to any current or former employees, officers, consultants, independent contractors or agents of any PRC Subsidiaries.

(l)           Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Continuous Disclosure Reports, except where the failure to possess such certificates, authorizations and permits could not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificates, authorizations, and permits.

(n)           Title to Assets.  Neither the Company nor any of its Subsidiaries (i) owns any real property or (ii) owns or possesses any land use rights to real property located in the PRC.  The Company and its Subsidiaries have good and marketable title to all personal property owned by the Company and its Subsidiaries and defensible title to all other property owned by the Company and its Subsidiaries, free and clear of all Liens and no royalty is payable in respect of any of them, except such as (i) are disclosed on Schedule 3.1(n) and (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases.  All property, leases or claims in which the Company or any Subsidiary has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting where the failure to be so would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(o)           Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the Continuous Disclosure Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, which could reasonably be expected to result in a Material Adverse Effect.  To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $6,000,000.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business without a significant increase in cost. The Company and, if applicable, each of the Subsidiaries has sufficiently provided for an adequate reserve related to present or future abandonment and related costs.

(q)           Transactions with Affiliates and Employees.  Except as set forth in the Continuous Disclosure Reports, to the Knowledge of the Company, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary (other than for services as consultants, employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Company, any entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $20,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any of its Subsidiaries and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company or any of its Subsidiaries.

(r)           Sarbanes-Oxley; Internal Accounting Controls.  The Company and its Subsidiaries are in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are effective and applicable to it.  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)           Certain Fees.  Other than a 5.0% cash fee payable by the Company to JP Capital with respect to the US$15,000,000 of Shares and Warrants to be purchased hereunder, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)           Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.  Subject to obtaining the required Stockholder Approval and compliance with the provisions of the Exchange Act, including Schedule 14C thereunder, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)           Investment Company; PFIC and CFC.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “passive foreign investment company” or a “controlled foreign corporation” as such terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(v)           Registration Rights.  Except as disclosed in Schedule 3.1(v), other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)           Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as set forth on Schedule 3.1(w), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)           Application of Takeover Protections.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)           Disclosure.  All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its behalf or their behalves has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company (i) within the last six months for purposes of the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) within the last 12 months for the purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)           Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)           Tax Status.  The Company and its Subsidiaries (i) have prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and its Subsidiaries and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect.

(cc)           No General Solicitation; No Directed Selling Efforts.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares or the Warrants by any form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D) or has engaged in any “directed selling efforts” (as such term is defined in Regulation S) in connection with the offer and sale of the Shares and Warrants to the Purchasers.  The Company has offered the Shares or the Warrants for sale only to the Purchasers and such offers and sales have occurred outside the United States in an “offshore transaction” (as defined in Regulation S).

(dd)           Foreign Corrupt Practices.  Neither the Company or any Subsidiary of the Company, nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or any Subsidiary of the Company, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns or to any officers or employees of any state-owned enterprises from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary thereof (or made by any Person acting on the behalf of the Company or any Subsidiary thereof of which the Company is aware) which is in violation of law, or (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or of any applicable anti-corruption, anti-bribery, anti-graft or similar such laws, rules, regulations or ordinances.

(ee)           Accountants.  The Company’s auditor is Crowe Horwath LLP.  Such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(ff)           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company or its Subsidiaries which could affect the Company’s or any Subsidiary’s ability to perform any of its obligations under any of the Transaction Documents, and the Company and its Subsidiaries are current with respect to any fees owed to their accountants and lawyers.

(gg)           Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)           Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 3.2(f) hereof and except as set forth in the Registration Rights Agreement), it is understood and acknowledged by the Company (i) that none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; except for the Purchasers covenant to enter into a lock-up agreement with respect to securities of the Company held by the Purchasers, as contemplated in Section 4.17 hereof; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the Warrants are exercisable and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents; provided, however that such hedging activities are in compliance with the Securities Act.

(ii)           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid, or agreed to pay to any Person, any compensation for soliciting another Person to purchase any other securities of the Company.

(jj)           Environmental Matters.  With respect to the Company and each of its Subsidiaries, except to the extent that any violation or other matter referred to in this subparagraph does not have a Material Adverse Effect (i) the Company and its Subsidiaries are not in violation of any applicable foreign, federal, state or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have operated their business at all times and have received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws; (iii) the Company and its Subsidiaries have had no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems that have not been remedied; (iv) no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Company and its Subsidiaries; (v) the Company and its Subsidiaries have not failed to report to the proper foreign, federal, state, local or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign, the occurrence of any event which is required to be so reported under Environmental Laws; and (vi) the Company and its Subsidiaries hold all licenses, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licenses, permits and approvals are in full force and effect, and except for (1) notifications and conditions of general application to assets of the type owned by the Company or its Subsidiaries, and (2) notifications relating to reclamation, remediation or similar obligations under Environmental Laws, the Company and its Subsidiaries have not received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated.

(kk)           OFAC.  Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary thereof is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Shares and Warrants, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partners or other Persons or entities, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ll)           Money Laundering Laws.  The operations of each of the Company and any Subsidiary thereof are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency, and to the Knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary thereof with respect to any such money laundering statutes, rules, regulations or guidelines is pending or threatened.

(mm)       ERISA.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Section 412 or Section 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder; and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3.2.         Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company as follows:

(a)           Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligations of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general equitable principles and laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities (this representation and warranty not requiring such Purchaser to hold the Securities for any minimum or other specific term nor limiting such Purchaser’s right to sell the Securities at any time pursuant to the Registration Statement or otherwise in compliance with foreign, federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for, and the restrictions on resale of, the Securities and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to such Purchaser for purposes of giving representations, warranties and covenants under this Agreement.

(e)          General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)           Short Sales and Confidentiality Prior To The Date Hereof.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)          Reliance on Exemptions.  Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of foreign, federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(h)          No Governmental Review.  Such Purchaser understands that no federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i)           No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and other Transaction Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser (to the extent applicable) (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including foreign, federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(j)           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding with a placement agent entered into by or on behalf of such Purchaser.

(k)          Prior Arrangements.  No Person has made to such Purchaser any written or oral representations (i) that any Person will resell or repurchase the Securities, (ii) that any Person will refund the purchase price of the Securities, or (iii) as to the future price or value of the Securities.

(l)           Regulation S Representations and Warranties.

(i)           Such Purchaser is not a “U.S. Person” (as such term is defined in Regulation S) and such Purchaser is not acquiring the Shares or Warrants for the account or benefit of any U.S. Person. At the time of (a) the offer by the Company and (b) the acceptance of the offer by such Purchaser, of the Securities, such Purchaser was outside the United States.

(ii)          Such Purchaser is acquiring the Securities for its own account, for investment and not for distribution or resale to others and is not purchasing the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

(iii)         Such Purchaser will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act.  Specifically, such Purchaser will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is six months thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(iv)        Such Purchaser has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a Distributor of such securities.

(v)         Such Purchaser, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

ARTICLE IV
POST-CLOSING COVENANTS AND AGREEMENTS OF THE PARTIES

4.1.         Transfer Restrictions.

(a)           General.  The Securities may only be disposed of in compliance with foreign, federal and state securities laws.  In connection with any transfer of Securities other than (i) pursuant to an effective registration statement, Rule 144 or Rule 144A, (ii) to the Company, (iii) to an Affiliate of a Purchaser or (iv) in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel of recognized standing and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act and stating the exemption from registration being relied upon by such transferor in the sale of the Securities.  As a condition of transfer and pursuant to Section 5.7, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)           Legends.  The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY FOREIGN ENTITY OR STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE FOREIGN OR STATE SECURITIES LAWS, AND, ACCORDINGLY, NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) of Regulation D and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties as long as such transfer complies with applicable foreign, federal and state securities laws.  Except as set forth herein, such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided, however, with respect to any such transfer, the Company may reasonably request information from such transferee in order to satisfy itself that such transfer is exempt from registration under the applicable foreign, federal and state securities laws.  Notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(c)           Removal of Legends.  Certificates evidencing the Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof):  (i) following any sale of such Shares or Warrant Shares while a registration statement (including the Registration Statement) other than on Form S-3 or Form S-1 covering the resale of such Shares or Warrant Shares is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144 or 144A, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  At any time that a registration statement (including the Registration Statement) on Form S-1 or Form S-3 covering the resale of Shares or Warrant Shares is effective under the Securities Act, the Company shall deliver to its transfer agent a blanket authorization letter to remove any legend upon the resale of any such Shares or Warrant Shares.  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of legends hereunder.  The Company agrees at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends; provided, however that the Legend Removal Date shall be tolled in the event the Company has not received all of the documentation required or necessary for delivery of a legal opinion to the Company’s transfer agent to effect the removal of the legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to a Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System or another established clearing corporation performing similar functions as directed by such Purchaser.

(d)           Liquidated Damages.  In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the 2nd Trading Day following the Legend Removal Date until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Agreement of the Purchasers.  Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser will sell any Securities pursuant to (i) Regulation S, (ii) the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or (iii) an exemption from such registration requirements, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2.         Furnishing of Information.  For so long as a Purchaser owns any Securities, the Company shall use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as permitted under applicable laws as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144 or Rule 144A.

4.3.         Securities Laws Disclosure; Publicity.  The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue (i) a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and filing this Agreement, along with the exhibits hereto, as exhibits to such Form 8-K.  Neither the Company nor any Purchaser shall issue any press release regarding the transactions contemplated by this Agreement or otherwise make any such public statement with respect thereto without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Further, the parties acknowledge and agree that all such press releases shall conform with the requirements of Rule 135c of the Securities Act. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (ii).

4.4.         Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.5.         Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6.         Use of Proceeds.  Except as set forth on Schedule 4.6 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital and business expansion purposes and shall not use such proceeds for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), or to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.7.         Indemnification of Purchasers.   Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state, federal or foreign securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.8.         Reservation of Common Stock.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares issuable pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.  If after the Closing Date, the Company amends its certificate of incorporation or similar charter document to limit the number of shares of Common Stock that the Company is authorized to issue, it shall maintain a reserve from its duly authorized Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

4.9.         Listing of Common Stock.  The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and the Warrant Shares on such Trading Market and promptly secure the listing or quotation of all of the Shares and Warrant Shares on such Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing or quotation and the trading of its Common Stock on the Trading Market on which the Common Stock is currently listed or quoted and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market.

4.10.       Short Sales and Confidentiality After the Date Hereof.  Each Purchaser severally and not jointly with the other Purchaser, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing on the date hereof and ending at the time that the transactions contemplated by this Agreement are first publicly announced following their consummation as described in Section 4.3.  Each Purchaser, severally and not jointly with the other Purchaser, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.3, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.  Each Purchaser understands and acknowledges, and agrees, severally and not jointly with any other Purchaser, to act in a manner that will not violate the positions of the Commission as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced following their consummation as described in Section 4.3.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.11.       Delivery of Securities After Closing.  The Company shall deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to such Purchaser within two Trading Days after the Closing Date.

4.12.       Form D; Blue Sky and other filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.13.       Exclusivity.  Until the Closing or the termination of this Agreement pursuant to Section 5.1 hereof, the Company shall not, directly or indirectly, through any Affiliate or any of its consultants, counsel, accountants, investment bankers or other representatives (a) initiate, solicit, pursue, discuss or encourage any inquiries or the making of any proposal or offer with respect to a private sale, transfer or issuance of any securities of the Company or any other private financing of the Company, (b) continue or engage in negotiations or discussions concerning, or provide any information to any Person relating to, any such transaction, or (c) agree to, approve or recommend, or otherwise enter into any agreement with respect to, any such transaction.  The Company agrees to notify the Purchasers immediately if any Person makes any oral or written inquiry, proposal or offer with respect to any such transaction.

4.14.       Information Statement.

(a)           Distribution of Information Statement.  As soon as practicable after the date hereof and, in any event within two Business Days after the date hereof, the Company shall prepare an information statement as contemplated by and in accordance with Regulation 14C under the Exchange Act (an “Information Statement”) and file the Information Statement with the Commission and cause the definitive Information Statement to be mailed to the stockholders of the Company in accordance with the provisions of the DGCL and Regulation 14C as soon as possible after the preliminary Information Statement is cleared with the Commission; provided, however, that the Company shall provide the Purchasers with a draft of the Information Statement prior to the filing thereof and the distribution thereof to the Company’s stockholders and the Company shall give reasonable consideration to any comments by the Purchasers and their counsel to such Information Statement.

(b)           The Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.  The Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(c)           If the Information Statement is reviewed by the Commission, the Company shall use its best efforts to have the Information Statement cleared by the Commission and its staff under the Exchange Act as promptly as practicable.  The Company shall promptly notify the Purchasers of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Information Statement or for additional information and shall supply the Purchasers with copies of all correspondence between the Company or any of its representatives and the Commission or its staff.

4.15.       Right to Participate in Future Financing.  For a period of one year following the Closing Date (the “Participation Period”), the Purchasers shall have the right to participate and purchase in the first Qualified Offering (defined below) during the Participation Period (on a pro rata basis based upon their original respective Subscription Amounts), collectively, no less than $5 million and no more than $10 million (with the actual amount purchased within such range to be subject to the sole discretion of the Purchasers) of (a) shares of Common Stock, (b) debt or equity securities convertible, exercisable or exchangeable into Common Stock or (c) debt securities.  A “Qualified Offering” shall mean an offer and sale to a third party, whether private or public and whether underwritten or not, of securities of the Company of the type referenced in (a) to (c) in the preceding sentence.  Any such purchase by the Purchasers shall be on the same terms and conditions and at the same price such securities are offered to the third party in the Qualified Offering.  The Company covenants and agrees that it shall promptly notify, in accordance and compliance with all applicable securities laws, each Purchaser of the terms and conditions of any proposed Qualified Offering; provided, however, that if the Qualified Offering is a public offering, the notice from the Company to each Purchaser will set forth the anticipated price range, as opposed to the actual offering price, which will not be determined until immediately prior to the effectiveness of the Qualified Offering.  Within ten Business Days after such notice, each Purchaser shall notify the Company of the amount it will purchase in the Qualified Offering pursuant to the terms of this Section 4.15.  This right shall terminate upon the consummation of a Qualified Offering.

4.16.       Investment Company, PFIC and CFC.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended, and will not be deemed to be a “passive foreign investment company” or a “controlled foreign corporation” as defined by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

4.17.       Conduct of Business.  Except as expressly approved by the Purchasers in writing (which approval shall not be unreasonably withheld or delayed), during the period between the date hereof and the Closing Date, the Company shall, and the Company shall cause each of its Subsidiaries to, (a) operate its business only in the ordinary course of business, not introduce any new method of management or operation and use its reasonable best efforts to preserve its business intact, (b) use its reasonable best efforts to keep available the services of its current officers, employees and consultants and (c) use its reasonable best efforts to preserve the goodwill and present relationships with customers, vendors, distributors, licensors, licensees, creditors, business partners and others with which the Company and its Subsidiaries have business relations.  Without limiting the generality of the preceding sentence, during the period between the date hereof through the Closing Date, the Company shall not, and shall cause its Subsidiaries not to, except as expressly required or permitted by the terms of this Agreement, do or propose or agree to do any of the following without the prior written consent or direction of the Purchasers:  (i) amend its certificate of incorporation, articles of association, bylaws or other constitutional documents; (ii) merge with or consolidate with any other Person; (iii) issue or sell any Common Stock or Common Stock Equivalents to any Person other than the Purchasers.

4.18.       Board of Directors.  In accordance with the Voting Agreement, within 60 days after the Closing, the Company shall take all necessary corporate action to cause (a) Anne Wang, as representative designated by the Purchasers, to serve as a non-independent director on the Board of Directors of the Company and (b) an individual, nominated by the Company and reasonably satisfactory to the Purchasers, to serve as an independent director on the Board of Directors of the Company.  The Purchasers agree that they shall not be unreasonable with respect to the Company’s selection of the independent director referenced in the prior sentence.  In accordance with the Voting Agreement, until such date as the Purchasers, collectively, do not own at least 5.0% of the shares of Common Stock of the Company, calculated on a fully diluted basis, (i) the Purchasers shall be entitled to nominate one director to the Board of Directors of the Company, and (ii) the Company shall nominate and recommend the election of Anne Wang or such other nominee of the Purchasers to the Board of Directors of the Company to its stockholders at any meeting of stockholders at which members of the Board of Directors shall be elected.  Prior to the date that Anne Wang is appointed as a director of the Company, the Company shall have delivered to the Purchasers a director indemnification agreement, in form and substance acceptable to the Purchasers, duly executed by the Company.

4.19.       Status of Subsidiaries.

(a)           Beijing Agritech Fertilizer Ltd.  On and after the Closing Date, the Company shall cause its Subsidiary, Beijing Agritech Fertilizer Ltd, to cease using the name “艾瑞泰克（中國）肥料有限公司”or “Agritech (China) Fertilizer Co., Ltd.” and to instead use the name “艾瑞泰克（中國）肥料有限公司” or “Beijing Agritech Fertilizer Ltd.,” including on all signage.

(b)           SAFE Circular 75 Filing.  As soon as practicable after the Closing, the Company shall cause Mr. Chang Yu, to effect any and all registrations required under the rules and regulations promulgated, or applicable policies implemented, by the PRC State Administration of Foreign Exchange or its relevant sub-branch, including, without limitation, SAFE Circular 75.  The Company shall provide the Purchasers with a complete true copy of the relevant documentation relating to such registrations.

(c)           Payments to the Bank Account of Mr. Chang Yu.  On and after the Closing Date, the Company shall not, and shall cause its Subsidiaries not to, arrange, allow or require payments under sales contracts or payments made for the benefit of the Company or any Subsidiary thereof, to be deposited in any personal bank account of Mr. Chang Yu.

(d)           CAI Investment, Inc.  The Company shall take such action as may be necessary to have CAI Investment, Inc. declared in good standing under the laws of the State of California and shall deliver a good standing certificate issued by a duly authorized person within the office of the Secretary of State of California promptly upon the notification from the Secretary of State’s Office that CAI Investment, Inc. is in good standing.

4.20.       Lock-Up Agreement.  In the event the Company undertakes a bona fide public offering of equity securities, the Purchasers shall agree at the request of the lead underwriter to execute a lock-up agreement which shall provide that the Purchasers will not sell, transfer or dispose of their shares of Common Stock for a period of one hundred eighty days (180) after the effective date of the registration statement filed in connection with the public offering, or such shorter period as the underwriters may agree upon; provided, however, that any such lock-up with respect to the Purchasers shall be on no less favorable terms than any lock-up executed by any officer, director or 5% stockholder.

ARTICLE V
MISCELLANEOUS

5.1.         Termination.  This Agreement may be terminated and the sale and purchase of the Shares and Warrants abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on October 31 ,2009; provided, however, that the right to terminate this Agreement under this Section 5.1 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.  Nothing in this Section 5.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.  Upon a termination in accordance with this Section 5.1, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

5.2.         Fees and Expenses.  The Company shall pay all fees and expenses it incurs in connection with satisfying its obligations under this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.  Additionally, the Company shall also reimburse the Purchasers for up to $150,000 of the Purchasers’ reasonable out-of-pocket expenses, including, without limitation, fees of legal counsel, incurred by them in connection with the consummation of the transactions contemplated by the Transaction Documents.

5.3.         Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4.         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5.         Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority of the Shares at the time of the amendment or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6.         Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7.         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns; provided, however, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.  Except as set forth herein, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8.         No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

5.9.         Governing Law.  This Agreement, and the determination of any and all claims arising out of, relating to or in connection with this Agreement and the other Transaction Documents, shall in all respects and to the maximum extent permitted by applicable law be governed by the laws of the State of New York, including all matters of construction, enforcement, validity and performance (including sections 5-1401 and 5-1402 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).  EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY AND ALL ACTIONS OR PROCEEDINGS IN RESPECT OF ANY CLAIM ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH, THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS HEREBY OR THEREBY, OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (THE “CHOSEN COURT”) AND (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT, (B) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (C) WAIVES ANY OBJECTION THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (D) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 5.4 OF THIS AGREEMENT.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the losing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10.       Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and Warrants.

5.11.       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12.       Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13.       Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of an exercise of a Warrant, the Purchaser shall be required to return any Common Stock delivered in connection with any such rescinded exercise notice.

5.14.       Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity and bond) associated with the issuance of such replacement Securities.

5.15.       Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16.       Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17.       Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

5.18.       Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19.       Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.20.       Waiver of Jury Trial.  In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

	CHINA AGRITECH, INC.	Address for Notice:

By:	/s/ Yu Chang	Room 3F No. 11 Building
	Name: Yu Chang Title: Chief Executive Officer	Zhonghong International Business Garden, Future Business Center
Chaoyang North Road, Chaoyang District,
Beijing, China 100024
	With a copy to (which shall not constitute notice):	Attention:
Fax:
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mr. Mitchell S. Nussbaum
Fax: (212) 504-3013

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

CARLYLE ASIA GROWTH PARTNERS IV, L.P.

By:	CAGP General Partner, L.P., as its General Partner
By:	CAGP Ltd., as its General Partner

By:	/s/ Curtis Buser
Name: Curtis Buser
Title: Director

Address for Notice of Purchaser:	Suite 2801, 28/F, Two Pacific Place
88 Queensway, Hong Kong

With a copy to
(which shall not constitute notice):	Troutman Sanders LLP
34F Two Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Ms. Olivia S. Lee
Fax: (852) 2533-7898

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

CAGP IV CO-INVESTMENT, L.P.

By:	CAGP General Partner, L.P., as its General Partner
By:	CAGP Ltd., as its General Partner

By:	/s/ Curtis Buser
Name: Curtis Buser
Title: Director

Address for Notice of Purchaser:	Suite 2801, 28/F, Two Pacific Place
88 Queensway, Hong Kong

With a copy to
(which shall not constitute notice):	Troutman Sanders LLP
34F Two Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Ms. Olivia S. Lee
Fax: (852) 2533-7898

[SIGNATURE PAGES CONTINUE]